Exhibit 99.1

Contact:

MicroStrategy Incorporated

Investor Relations

ir@microstrategy.com

(703) 848-8600

MicroStrategy Announces

Fourth Quarter 2020 Financial Results

TYSONS CORNER, Va., January 28, 2021 - MicroStrategy® (Nasdaq: MSTR), the largest independent publicly-traded business intelligence company, today announced financial results for the three-month period ended December 31, 2020 (the fourth quarter of its 2020 fiscal year).

“2020 was a transformational year for MicroStrategy. In our enterprise intelligence business, we continue to embrace the virtual wave. We are successfully shifting our prospects and customers to our enterprise cloud platform, and also launched our new SaaS offering, Hyper.now. We also dramatically improved the efficiency and profitability of our business,” said Michael J. Saylor, CEO, MicroStrategy Incorporated.

“Regarding our bitcoin strategy, our pioneering decision to make bitcoin our primary treasury reserve asset has made MicroStrategy a thought leader in the cryptocurrency market and generated great interest in MicroStrategy as a corporation. Going forward, we continue to plan to hold our bitcoin and invest additional excess cash flows in bitcoin. Additionally, we will explore various approaches to acquire additional bitcoin as part of our overall corporate strategy.”

Fourth Quarter 2020 Financial Highlights

•

Revenues: Total revenues for the fourth quarter of 2020 were $131.3 million, a 1.7% decrease, or a 3.4% decrease on a non-GAAP constant currency basis, compared to the fourth quarter of 2019. Product licenses and subscription services revenues for the fourth quarter of 2020 were $38.6 million, a 3.3% increase, or a 2.1% increase on a non-GAAP constant currency basis, compared to the fourth quarter of 2019. Product support revenues for the fourth quarter of 2020 were $71.9 million, a 3.8% decrease, or a 5.6% decrease on a non-GAAP constant currency basis, compared to the fourth quarter of 2019. Other services revenues for the fourth quarter of 2020 were $20.9 million, a 2.8% decrease, or an 5.3% decrease on a non-GAAP constant currency basis, compared to the fourth quarter of 2019.

•	Gross Profit: Gross profit for the fourth quarter of 2020 was $110.5 million, representing an 84.2% gross margin, compared to a gross margin of 81.6% in the fourth quarter of 2019.

•

Operating Expenses: Operating expenses for the fourth quarter of 2020 were $110.1 million, an 11.0% increase compared to the fourth quarter of 2019. Beginning in the third quarter of 2020, operating expenses included impairment losses on our digital assets, which were $26.5 million during the fourth quarter of 2020.

•

Income from Operations: Income from operations for the fourth quarter of 2020 was $0.4 million versus income from operations of $9.6 million for the fourth quarter of 2019. Non-GAAP income from operations, which excludes share-based compensation expense and impairment losses and gains on sale from intangible assets, which include digital assets, was $30.1 million for the fourth quarter of 2020 versus $12.0 million for the fourth quarter of 2019.

•

Net Income: Net income for the fourth quarter of 2020 was $2.7 million, or $0.27 per share on a diluted basis, as compared to net income of $12.2 million, or $1.18 per share on a diluted basis, for the fourth quarter of 2019. Non-GAAP net income, which excludes share-based compensation expense, impairment losses and gains on sale from intangible assets, which include digital assets, and interest expense arising from the amortization of debt discount and issuance costs was $20.4 million, or $2.07 per share on a non-GAAP diluted basis, for the fourth quarter of 2020, as compared to non-GAAP net income of $14.3 million, or $1.39 per share on a non-GAAP diluted basis, for the fourth quarter of 2019.

•

Cash and Short-term Investments: As of December 31, 2020, MicroStrategy had cash and cash equivalents and short-term investments of $59.7 million, as compared to $565.6 million as of December 31, 2019, a decrease of $506.0 million.

•

Digital Assets: As of December 31, 2020, the carrying value of MicroStrategy’s digital assets (comprised solely of bitcoin) was $1.054 billion, which reflects cumulative impairment charges of $70.7 million since acquisition. MicroStrategy accounts for its digital assets as indefinite-lived intangible assets, which are initially recorded at cost. Subsequently, they are measured at cost, net of any impairment losses incurred since acquisition. MicroStrategy determines the fair value of its bitcoin based on quoted (unadjusted) prices on the active exchange that MicroStrategy has determined is its principal market for bitcoin. MicroStrategy considers the lowest price of one bitcoin quoted on the active exchange at any time since acquiring the specific bitcoin. If the carrying value of a bitcoin exceeds that lowest price, an impairment loss has occurred with respect to that bitcoin in the amount equal to the difference between its carrying value and such lowest price. Impairment losses are recognized as “Digital asset impairment losses” in MicroStrategy’s Consolidated Statements of Operations. As of December 31, 2020, the average cost and average carrying value of MicroStrategy’s bitcoin were approximately $15,964 and $14,961, respectively. As of January 27, 2021, at 4:00 p.m. EST, MicroStrategy had 70,784 bitcoins and the market price of one bitcoin in the principal market was approximately $31,784.

•

Convertible Senior Notes: In December 2020, MicroStrategy issued $650 million aggregate principal amount of 0.75% Convertible Senior Notes due 2025 (the “Notes”). The Notes are convertible into shares of MicroStrategy’s class A common stock at an initial conversion price of $397.99 per share. As of December 31, 2020, the carrying value of the Notes classified as a long-term liability in the “Convertible senior notes, net” line item was $486.4 million, net of unamortized debt discount and issuance costs. As of December 31, 2020, the carrying value of the Notes classified as equity in the “Additional paid-in capital” line item was $107.8 million, which reflects the debt discount, less issuance costs allocated to the equity component and related net deferred tax liabilities. The initial carrying amount of the liability component was determined by measuring the fair value of a similar debt instrument without any associated conversion features. The carrying amount of the equity component (representing the conversion option) was determined by deducting the fair value of the liability component from the principal value of the notes. The excess of the principal amount of the liability component over its carrying amount (i.e., the debt discount), along with any issuance costs allocated to the liability component, are amortized to interest expense over the term of the notes.

The tables at the end of this press release include a reconciliation of GAAP to non-GAAP financial measures for the three and twelve months ended December 31, 2020 and 2019. An explanation of non-GAAP financial measures is also included under the heading “Non-GAAP Financial Measures” below. Additional non-GAAP financial measures are included in our “Q4 2020 Earnings Presentation”, which will be available under the “Events and Presentation” section on MicroStrategy’s investor relations website at https://www.microstrategy.com/en/investor-relations.

MicroStrategy uses its Intelligent Enterprise™ platform across the enterprise and has created an interactive dossier with quarterly financial performance data. Anyone can access the MSTR Financials dossier via a web browser, or by downloading the MicroStrategy Library™ app on an iOS or Android device. To download the native apps, visit MicroStrategy Library for iOS or MicroStrategy Library for Android.

Non-GAAP Financial Measures

MicroStrategy is providing supplemental financial measures for (i) non-GAAP income from operations that excludes the impact of share-based compensation expense and impairment losses and gains on sale from intangible assets, which include its digital assets, (ii) non-GAAP net income and non-GAAP diluted earnings per share that exclude the impact of share-based compensation expense, impairment losses and gains on sale from intangible assets, which include its digital assets and the sale of its Voice.com domain name in the second quarter of 2019 (the “Domain Name Sale”), interest expense arising from the amortization of the debt discount and issuance costs on the Company’s convertible senior notes, and related income tax effects, and (iii) non-GAAP constant currency revenues that exclude foreign currency exchange rate fluctuations. These supplemental financial measures are not measurements of financial performance under generally accepted accounting principles in the United States (“GAAP”) and, as a result, these supplemental financial measures may not be comparable to similarly titled measures of other companies. Management uses these non-GAAP financial measures internally to help understand, manage, and evaluate business performance and to help make operating decisions.

MicroStrategy believes that these non-GAAP financial measures are also useful to investors and analysts in comparing its performance across reporting periods on a consistent basis. The first supplemental financial measure excludes (i) a significant non-cash expense that MicroStrategy believes is not reflective of its general business performance, and for which the accounting requires management judgment and the resulting share-based compensation expense could vary significantly in comparison to other companies and (ii) significant impairment losses and gains on sale from intangible assets, which include MicroStrategy’s bitcoin. The second set of supplemental financial measures excludes the impact of (i) share-based compensation expense, (ii) impairment losses and gains on sale from intangible assets, which include MicroStrategy’s bitcoin and the Domain Name Sale, which was outside of MicroStrategy’s normal business operations, (iii) non-cash interest expense arising from the amortization of the debt discount and issuance costs related to MicroStrategy’s convertible senior notes, and (iv) related income tax effects. Although the portion of non-cash interest expense related to the amortization of the debt discount will be eliminated upon our planned adoption of ASU 2020-06 on January 1, 2021, excluding the current year non-cash interest expense related to both the amortization of the debt discount and the issuance costs will allow for greater comparability of our results after we adopt the new accounting rules. The third set of supplemental financial measures excludes changes resulting from fluctuations in foreign currency exchange rates so that results may be compared to the same period in the prior year on a non-GAAP constant currency basis. MicroStrategy believes the use of these non-GAAP financial measures can also facilitate comparison of MicroStrategy’s operating results to those of its competitors.

Bitcoin Acquisitions

As part of MicroStrategy’s previously announced treasury management and capital allocation strategies, MicroStrategy purchased a total of approximately 32,220 bitcoins at an aggregate purchase price of $700.0 million in the fourth quarter of 2020 for an average purchase price of approximately $21,726 per bitcoin. Further, in the first quarter of 2021 to date, MicroStrategy has purchased approximately 314 bitcoins at an aggregate purchase price of $10.0 million for an average purchase price for such additional bitcoins of approximately $31,808 per bitcoin. In future periods, MicroStrategy may purchase additional bitcoins and increase its overall holdings of bitcoin or sell its bitcoins and decrease its overall holdings of bitcoin.

Convertible Senior Notes

In December 2020, the Company issued $650.0 million aggregate principal amount of Notes. The Notes are senior unsecured obligations of the Company and bear interest at a fixed rate of 0.75% per annum, payable semiannually in arrears on June 15 and December 15 of each year, beginning on June 15, 2021. Holders of the Notes may receive additional interest under specified circumstances as outlined in the indenture relating to the issuance of the Notes. The Notes are convertible into shares of MicroStrategy’s class A common stock at an initial conversion price of $397.99 per share. The Notes will mature on December 15, 2025, unless earlier converted, redeemed or repurchased in accordance with their terms. The total net proceeds from the offering, after deducting initial purchaser discounts and issuance costs, were approximately $634.7 million.

Conference Call

MicroStrategy will be discussing its fourth quarter 2020 financial results on a live Video Webinar today beginning at approximately 5:00 p.m. EST. The live Video Webinar and accompanying presentation materials will be available under the “Events and Presentation” section on MicroStrategy’s investor relations website at https://www.microstrategy.com/en/investor-relations. Dial-in instructions will be available after registering for the event. An archived replay will be available beginning approximately two hours after the call concludes.

About MicroStrategy Incorporated

MicroStrategy (Nasdaq: MSTR) is the largest independent publicly-traded business intelligence company, with the leading enterprise analytics platform. Our vision is to enable Intelligence Everywhere™. MicroStrategy provides modern analytics on an open, comprehensive enterprise platform used by many of the world’s most admired brands in the Fortune Global 500. Optimized for cloud and on-premises deployments, the platform features HyperIntelligence®, a breakthrough technology that overlays actionable enterprise data on popular business applications to help users make smarter, faster decisions. For more information about MicroStrategy, visit www.microstrategy.com.

MicroStrategy, Intelligent Enterprise, MicroStrategy Library, Intelligence Everywhere, HyperIntelligence, and MicroStrategy 2020 are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

This press release may include statements that may constitute “forward-looking statements,” including estimates of future business prospects or financial results and statements containing the words “believe,” “estimate,” “project,” “expect” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results of MicroStrategy Incorporated and its subsidiaries (collectively, the “Company”) to differ materially from the forward-looking statements. Factors that could contribute to such differences include: the extent and timing of market acceptance of MicroStrategy’s new offerings; impacts of the COVID-19 pandemic; the market price of bitcoin and any associated impairment charges that the Company may incur as a result of a decrease in the market price below the value at which the Company’s bitcoins are carried on its balance sheet; gains or losses on sales of bitcoins that the Company would incur upon any sale of any of its bitcoins; changes in the accounting treatment of the Company’s holding of bitcoins; changes in securities laws or other laws or regulations relating to bitcoin which could adversely affect the price of bitcoin or the Company’s ability to own bitcoin; a decrease in liquidity in the markets in which bitcoins are traded; security breaches, cyberattacks, unauthorized access, loss of private keys or fraud that causes us to lose any of our bitcoin; the Company’s ability to recognize revenue or deferred revenue through delivery of products or satisfactory performance of services; continued acceptance of the Company’s other products in the marketplace; fluctuations in tax benefits or provisions; the timing of significant orders; delays in or the inability of the Company to develop or ship new products; customers shifting from a product license model to a cloud subscription model, which may delay our ability to recognize revenue; competitive factors; general economic conditions; currency fluctuations; and other risks detailed in MicroStrategy’s registration statements and periodic reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update these forward-looking statements for revisions or changes after the date of this release.

MSTR-F

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019*
	(unaudited )	(unaudited )	(unaudited )
Revenues
Product licenses	$29,770	$30,087	$86,743	$87,471
Subscription services	8,788	7,252	33,082	29,394

Total product licenses and subscription services	38,558	37,339	119,825	116,865
Product support	71,886	74,722	284,434	292,035
Other services	20,875	21,470	76,476	77,427

Total revenues	131,319	133,531	480,735	486,327

Cost of revenues
Product licenses	564	534	2,293	2,131
Subscription services	3,321	4,185	14,833	15,161

Total product licenses and subscription services	3,885	4,719	17,126	17,292
Product support	4,743	6,607	23,977	28,317
Other services	12,157	13,310	49,952	54,365

Total cost of revenues	20,785	24,636	91,055	99,974

Gross profit	110,534	108,895	389,680	386,353

Operating expenses
Sales and marketing	39,111	50,267	148,910	191,235
Research and development	24,955	25,987	103,561	109,423
General and administrative	19,622	23,013	80,136	86,697
Digital asset impairment losses	26,456	0	70,698	0

Total operating expenses	110,144	99,267	403,305	387,355

Income (loss) from operations	390	9,628	(13,625)	(1,002)
Interest (expense) income, net	(1,917)	2,389	710	10,909
Other (expense) income, net	(2,506)	(2,361)	(7,038)	28,356

(Loss) income before income taxes	(4,033)	9,656	(19,953)	38,263
(Benefit from) provision for income taxes	(6,694)	(2,511)	(12,429)	3,908

Net income (loss)	$2,661	$12,167	$(7,524)	$34,355

Basic earnings (loss) per share (1):	$0.28	$1.19	$(0.78)	$3.35

Weighted average shares outstanding used in computing basic earnings (loss) per share	9,408	10,208	9,684	10,256

Diluted earnings (loss) per share (1):	$0.27	$1.18	$(0.78)	$3.33

Weighted average shares outstanding used in computing diluted earnings (loss) per share	9,849	10,301	9,684	10,328

(1)	Basic and fully diluted earnings (loss) per share for class A and class B common stock are the same.
*	Derived from audited financial statements.

MICROSTRATEGY INCORPORATED

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	December 31, 2020	December 31, 2019*
	(unaudited )
Assets
Current assets
Cash and cash equivalents	$59,675	$456,727
Restricted cash	1,084	1,089
Short-term investments	0	108,919
Accounts receivable, net	197,461	163,516
Prepaid expenses and other current assets	14,400	23,195

Total current assets	272,620	753,446
Digital assets	1,054,302	0
Property and equipment, net	42,975	50,154
Right-of-use assets	73,597	85,538
Deposits and other assets	15,615	8,024
Deferred tax assets, net	6,503	19,409

Total Assets	$1,465,612	$916,571

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable, accrued expenses, and operating lease liabilities	$45,119	$33,919
Accrued compensation and employee benefits	49,249	48,792
Deferred revenue and advance payments	191,250	187,107

Total current liabilities	285,618	269,818
Convertible senior notes, net	486,366	0
Deferred revenue and advance payments	14,662	4,344
Operating lease liabilities	84,328	103,424
Other long-term liabilities	33,382	30,400
Deferred tax liabilities	8,211	26

Total Liabilities	912,567	408,012

Stockholders’ Equity
Preferred stock undesignated, $0.001 par value; 5,000 shares authorized; no shares issued or outstanding	0	0
Class A common stock, $0.001 par value; 330,000 shares authorized; 16,307 shares issued and 7,623 shares outstanding, and 15,888 shares issued and 8,081 shares outstanding, respectively	16	16
Class B convertible common stock, $0.001 par value; 165,000 shares authorized; 1,964 shares issued and outstanding, and 2,035 shares issued and outstanding, respectively	2	2
Additional paid-in capital	763,051	593,583
Treasury stock, at cost; 8,684 shares and 7,807 shares, respectively	(782,104)	(658,880)
Accumulated other comprehensive loss	(3,885)	(9,651)
Retained earnings	575,965	583,489

Total Stockholders’ Equity	553,045	508,559

Total Liabilities and Stockholders’ Equity	$1,465,612	$916,571

*	Derived from audited financial statements.

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Twelve Months Ended December 31,
	2020	2019*
	(unaudited )
Operating activities:
Net (loss) income	$(7,524)	$34,355
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	13,332	8,594
Reduction in carrying amount of right-of-use assets	8,210	8,105
Credit losses and sales allowances	2,732	124
Net realized (gain) loss on short-term investments	(94)	41
Deferred taxes	(20,830)	(2,614)
Release of liabilities for unrecognized tax benefits	0	(2,837)
Share-based compensation expense	11,153	10,209
Digital asset impairment losses	70,698	0
Gain on partial lease termination	(2,820)	0
Amortization of debt discount and issuance costs on convertible senior notes	1,543	0
Changes in operating assets and liabilities:
Accounts receivable	(774)	(3,672)
Prepaid expenses and other current assets	2,346	6,415
Deposits and other assets	416	761
Accounts payable and accrued expenses	9,445	(7,321)
Accrued compensation and employee benefits	(6,827)	(2,658)
Deferred revenue and advance payments	(20,223)	20,836
Operating lease liabilities	(11,171)	(8,620)
Other long-term liabilities	4,007	(851)

Net cash provided by operating activities	53,619	60,867

Investing activities:
Purchases of digital assets	(1,125,000)	0
Proceeds from redemption of short-term investments	119,886	684,356
Purchases of property and equipment	(3,651)	(10,182)
Purchases of short-term investments	(9,928)	(320,487)

Net cash (used in) provided by investing activities	(1,018,693)	353,687

Financing activities:
Proceeds from convertible senior notes classified as debt	496,473	0
Proceeds from convertible senior notes classified as equity	153,527	0
Issuance costs paid for convertible senior notes	(14,625)	0
Proceeds from sale of class A common stock under exercise of employee stock options	51,082	6,569
Purchases of treasury stock	(123,224)	(72,719)

Net cash provided by (used in) financing activities	563,233	(66,150)

Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	4,784	(1,374)

Net (decrease) increase in cash, cash equivalents, and restricted cash	(397,057)	347,030
Cash, cash equivalents, and restricted cash, beginning of year	457,816	110,786

Cash, cash equivalents, and restricted cash, end of year	$60,759	$457,816

*	Derived from audited financial statements.

MICROSTRATEGY INCORPORATED

REVENUE AND COST OF REVENUE DETAIL

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019*
	(unaudited)	(unaudited)	(unaudited)
Revenues
Product licenses and subscription services:
Product licenses	$29,770	$30,087	$86,743	$87,471
Subscription services	8,788	7,252	33,082	29,394

Total product licenses and subscription services	38,558	37,339	119,825	116,865

Product support	71,886	74,722	284,434	292,035
Other services:
Consulting	19,372	19,524	71,345	69,659
Education	1,503	1,946	5,131	7,768

Total other services	20,875	21,470	76,476	77,427

Total revenues	131,319	133,531	480,735	486,327

Cost of revenues
Product licenses and subscription services:
Product licenses	564	534	2,293	2,131
Subscription services	3,321	4,185	14,833	15,161

Total product licenses and subscription services	3,885	4,719	17,126	17,292

Product support	4,743	6,607	23,977	28,317
Other services:
Consulting	10,996	11,668	42,923	47,664
Education	1,161	1,642	7,029	6,701

Total other services	12,157	13,310	49,952	54,365

Total cost of revenues	20,785	24,636	91,055	99,974

Gross profit	$110,534	$108,895	$389,680	$386,353

*	Derived from audited financial statements.

MICROSTRATEGY INCORPORATED

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

INCOME (LOSS) FROM OPERATIONS

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reconciliation of non-GAAP income from operations:
Income (loss) from operations	$390	$9,628	$(13,625)	$(1,002)
Share-based compensation expense	3,256	2,322	11,153	10,209
Digital asset impairment losses	26,456	0	70,698	0

Non-GAAP income from operations	$30,102	$11,950	$68,226	$9,207

MICROSTRATEGY INCORPORATED

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

NET INCOME (LOSS) AND EARNINGS (LOSS) PER SHARE

(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reconciliation of non-GAAP net income:
Net income (loss)	$2,661	$12,167	$(7,524)	$34,355
Share-based compensation expense	3,256	2,322	11,153	10,209
Digital asset impairment losses	26,456	0	70,698	0
Gain from Domain Name Sale	0	0	0	(29,829)
Interest expense arising from amortization of debt discount and issuance costs	1,543	0	1,543	0
Income tax effects (1)	(13,548)	(142)	(25,841)	7,450

Non-GAAP net income	$20,368	$14,347	$50,029	$22,185

Reconciliation of non-GAAP diluted earnings per share:
Diluted earnings (loss) per share	$0.27	$1.18	$(0.78)	$3.33
Share-based compensation expense (per diluted share)	0.33	0.22	1.15	0.99
Digital asset impairment losses (per diluted share)	2.69	0.00	7.31	0.00
Gain from Domain Name Sale (per diluted share)	0.00	0.00	0.00	(2.89)
Interest expense arising from amortization of debt discount and issuance costs (per diluted share)	0.16	0.00	0.16	0.00
Income tax effects (per diluted share)	(1.38)	(0.01)	(2.67)	0.72

Non-GAAP diluted earnings per share	$2.07	$1.39	$5.17	$2.15

(1)

Income tax effects reflect the net tax effects of stock-based compensation expense, digital asset impairment losses, gain from the Domain Name Sale, and interest expense for amortization of debt discount and issuance costs.

MICROSTRATEGY INCORPORATED

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

CONSTANT CURRENCY

(in thousands)

	Three Months Ended December 31, (unaudited)
	GAAP	Foreign Currency Exchange Rate Impact (1)	Non-GAAP Constant Currency (2)	GAAP	GAAP % Change	Non-GAAP Constant Currency % Change (3)
	2020	2020	2020	2019	2020	2020
Revenues
Product licenses	$29,770	$310	$29,460	$30,087	-1.1%	-2.1%
Subscription services	8,788	112	8,676	7,252	21.2%	19.6%
Total product licenses and subscription services	38,558	422	38,136	37,339	3.3%	2.1%
Product support	71,886	1,313	70,573	74,722	-3.8%	-5.6%
Other services	20,875	533	20,342	21,470	-2.8%	-5.3%
Total revenues	131,319	2,268	129,051	133,531	-1.7%	-3.4%

	Twelve Months Ended December 31, (unaudited)
	GAAP	Foreign Currency Exchange Rate Impact (1)	Non-GAAP Constant Currency (2)	GAAP	GAAP % Change	Non-GAAP Constant Currency % Change (3)
	2020	2020	2020	2019	2020	2020
Revenues
Product licenses	$86,743	$(1,227)	$87,970	$87,471	-0.8%	0.6%
Subscription services	33,082	121	32,961	29,394	12.5%	12.1%
Total product licenses and subscription services	119,825	(1,106)	120,931	116,865	2.5%	3.5%
Product support	284,434	(358)	284,792	292,035	-2.6%	-2.5%
Other services	76,476	304	76,172	77,427	-1.2%	-1.6%
Total revenues	480,735	(1,160)	481,895	486,327	-1.1%	-0.9%

(1)

The “Foreign Currency Exchange Rate Impact” reflects the estimated impact of fluctuations in foreign currency exchange rates on international revenues. It shows the increase (decrease) in international revenues from the same period in the prior year, based on comparisons to the prior year quarterly average foreign currency exchange rates. The term “international” refers to operations outside of the United States and Canada.

(2)	The “Non-GAAP Constant Currency” reflects the current period GAAP amount, less the Foreign Currency Exchange Rate Impact.
(3)	The “Non-GAAP Constant Currency % Change” reflects the percentage change between the current period Non-GAAP Constant Currency amount and the GAAP amount for the same period in the prior year.

MICROSTRATEGY INCORPORATED

DEFERRED REVENUE DETAIL

(in thousands)

	December 31, 2020	December 31, 2019*
	(unaudited)
Current:
Deferred product licenses revenue	$1,495	$481
Deferred subscription services revenue	26,258	16,561
Deferred product support revenue	156,216	161,670
Deferred other services revenue	7,281	8,395

Total current deferred revenue and advance payments	$191,250	$187,107

Non-current:
Deferred product licenses revenue	$139	$293
Deferred subscription services revenue	8,758	97
Deferred product support revenue	5,055	3,417
Deferred other services revenue	710	537

Total non-current deferred revenue and advance payments	$14,662	$4,344

Total current and non-current:
Deferred product licenses revenue	$1,634	$774
Deferred subscription services revenue	35,016	16,658
Deferred product support revenue	161,271	165,087
Deferred other services revenue	7,991	8,932

Total current and non-current deferred revenue and advance payments	$205,912	$191,451

*	Derived from audited financial statements.

MICROSTRATEGY INCORPORATED

WORLDWIDE EMPLOYEE HEADCOUNT

	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
Subscription services	49	54	64	63	69
Product support	154	165	189	204	219
Consulting	393	397	421	425	392
Education	37	38	43	42	38
Sales and marketing	479	495	573	594	597
Research and development	642	666	684	721	743
General and administrative	243	258	285	314	338

Total headcount	1,997	2,073	2,259	2,363	2,396